UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2010

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	1-5805	13-2624428
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 PARK AVENUE

NEW YORK, NEW YORK 10017

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 29, 2010 JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) launched an offer to purchase (the “Offer”) any and all of the 5.875% Capital Securities, Series O (the “capital securities”) issued by JPMorgan Chase Capital XV (the “Trust”). The Offer expired at 11:59 p.m., New York City time, on December 27, 2010 (the “Offer Expiration Date”).

On December 28, 2010, JPMorgan Chase announced that, as of the Offer Expiration Date, $907,061,000 aggregate liquidation amount of the capital securities had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 90.7% of the outstanding aggregate liquidation amount of the capital securities. JPMorgan Chase also announced that all of the capital securities validly tendered and not validly withdrawn pursuant to the Offer have been accepted for payment and that the settlement for the Offer had been completed. A copy of the press release announcing the final results of the Offer is attached hereto as Exhibit 99.1.

Following JPMorgan Chase’s purchase of capital securities pursuant to the Offer, the Firm merged the Trust into a new Delaware statutory trust, as permitted by the terms of the Trust’s governing documents. Following the merger, the capital securities that the Firm acquired pursuant to the Offer were exchanged for a like amount of the subordinated debt securities of JPMorgan Chase held by the Trust, and following such exchange, the capital securities and subordinated debt securities so exchanged were retired and canceled. The merger did not affect the rights of the holders of the capital securities that remain outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	JPMorgan Chase & Co. press release, dated December 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Date: December 29, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	JPMorgan Chase & Co. press release, dated December 28, 2010

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